Corporate Capital Trust, Inc. 8-K

Exhibit 3.2

CORPoRATE CAPITAL TRUST, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of Corporate Capital Trust, Inc., a Maryland corporation (the “Corporation”), is hereby amended to decrease the par value of the shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (as defined below) from $0.00225 per share to $0.001 per share.

SECOND: The amendment to the Charter as set forth above has been duly approved by at least a majority of the entire Board of Directors as required by law. The amendment set forth herein is made without action by the stockholders of the Corporation, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: These Articles of Amendment shall become effective upon their acceptance for record by the State Department of Assessments and Taxation of Maryland (the “Effective Time”).

FIFTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Operating Officer and Chief Financial Officer and attested to by its Chief Compliance Officer, General Counsel and Secretary on this 31st day of October, 2017.

ATTEST:		CORPORATE CAPITAL TRUST, INC.

/s/ Kirk Montgomery		By:	/s/ Chirag Bhavsar	(SEAL)
Name:	Kirk Montgomery	Name:	Chirag Bhavsar
Title:	Chief Compliance Officer, General Counsel and Secretary	Title:	Chief Operating Officer and Chief Financial Officer